Exhibit 10.1

INVENTIV HEALTH, INC.

Notice of Grant of
Shares of Restricted Common Stock

Grantee:  [FIRST_NAME] [LAST_NAME]
Number of Shares:  [TOTAL_SHARES_GRANTED]
Grant Date:  [OPTION DATE]

The Grantee named above has been awarded [TOTAL_SHARES_GRANTED] restricted shares (the “Restricted Stock”) of the common stock, par value $.001 per share, of inVentiv Health, Inc. (the "Company").  The Restricted Stock is granted under and will be governed by terms of the inVentiv Health, Inc. 2006 Long-Term Incentive Plan (the “Plan”).  Capitalized terms used and not otherwise defined herein have the meanings assigned to them in the Plan.

1. Rights as Stockholder. Subject to the terms of the award, from and after the Grant Date, the Grantee will have all of the rights of a stockholder with respect to the Restricted Stock, including the right to vote shares of Restricted Stock and, subject to Section 7.3 of the Plan, the right to participate in all dividends and distributions with respect to the Company’s Common Stock; provided, however, that if the award constitutes a performance share or performance unit, the Grantee will not have the right to participate in dividends and distributions with respect to the portion of the Restricted Stock that is not vested; provided further, however, that any additional shares of common stock or other securities that the Grantee may become entitled to receive pursuant to a stock dividend, stock split, combination of shares, recapitalization, merger, consolidation, separation or reorganization or any other change in the capital structure of the Company will be subject to the same restrictions as the shares of Restricted Stock included in the award.

2. Restrictions; Delivery.  (a)  Until the Restricted Stock granted hereunder vests in accordance with Section 3 hereof, one or more stock certificates representing the unvested portion of the Restricted Stock will be issued in the Grantee's name, but will be held in custody by the Company or an escrow agent (which may be a brokerage firm) appointed by the Company.  Alternatively, the unvested portion of the Restricted Stock may be reflected in an electronic account.  The Grantee will not be permitted to sell, transfer, assign, give, place in trust or otherwise dispose of or pledge, grant a security interest in or otherwise encumber unvested shares of Restricted Stock, other than by will or the laws of descent and distribution, and any such attempted disposition or encumbrance will be void and unenforceable against the Company, provided that the Grantee may assign or transfer unvested shares of Restricted Stock with the consent of the Committee to (a) the Grantee’s spouse, children or grandchildren (including any adopted and step children or grandchildren), (b) to a trust or partnership for the benefit of one or more of the Grantee or the persons referred to in clause (a), or (c) for charitable donations; provided that the recipient shall be bound by and subject to all of the terms and conditions of the Plan and this Agreement and shall execute an agreement satisfactory to the Company evidencing such obligations; and provided further that such Grantee shall remain bound by the terms and conditions of the Plan.  Subject to applicable law, the Grantee may sell, transfer, assign, give, place in trust, or otherwise dispose of or pledge, grant a security interest in, or otherwise encumber vested shares of Restricted Stock.

(b)  Subject to the provisions of this award, upon the vesting of any shares of Restricted Stock, the Company will deliver to the Grantee a certificate or certificates for the number of shares of Restricted Stock which have so vested.  Alternatively, the Company may elect to deliver vested shares of Restricted Stock electronically, and if it does so, Grantee must establish an account with a brokerage firm selected by the Company as a condition to receiving such shares.

3. Vesting of Restricted Stock.  The Restricted Stock will vest (and become non-forfeitable) as follows:

•	25% of the shares of Restricted Stock will vest on the first anniversary of the Grant Date;

•	25% of the shares of Restricted Stock will vest on the second anniversary of the Grant Date;

•	25% of the shares of Restricted Stock will vest on the third anniversary of the Grant Date; and

•	25% of the shares of Restricted Stock will vest on the fourth anniversary of the Grant Date.

Vesting will occur only if the Grantee is employed by the Company on the vesting date, and upon termination of the Grantee's employment with the Company for any reason whatsoever, with or without cause, whether voluntarily or involuntarily, all shares of Restricted Stock which have not vested as of the date of such termination will be forfeited and returned to the Company, and all rights of the Grantee or the Grantee’s heirs in and to such shares will terminate, unless the Committee determines otherwise in its sole and absolute discretion.

4.  Tax Withholding.  It is a condition to the award of the Restricted Stock to the Grantee that the Grantee make arrangements satisfactory to the Company to satisfy all tax withholding amounts and other required deductions with respect to the Restricted Stock.  The Grantee will be permitted to satisfy these obligations by (i) making a cash payment to the Company, (ii) directing the Company to sell vested shares of Restricted Stock having a value (based on the closing price of the Common Stock on the applicable vesting date) sufficient to generate net proceeds equal to or exceeding the amount of such obligations (rounded up to the nearest whole share) or (iii) delivering to the Company other shares of unrestricted Common Stock having a value (based on the closing price of the Common Stock on the applicable vesting date) equal to the amount of such obligations (rounded up to the nearest whole share).

5. Regulatory Compliance.  The issuance and delivery of any vested shares of Restricted Stock may be postponed by the Company for such period as may be required to comply with any applicable requirements under the federal securities laws or under any other law or regulation applicable to the issuance or delivery of such shares. The Company will not be obligated to deliver any vested shares of Restricted Stock to the Grantee if the Company believes that such delivery would constitute a violation of any applicable law or regulation.

6. Representations and Warranties.  The Grantee is prohibited from selling vested shares of Restricted Stock other than pursuant to either (i) a registration statement on an appropriate form under the Securities Act of 1933, as amended (the “Securities Act”), which registration statement has become effective and is current with regard to the shares being sold, or (ii) if a registration statement covering the Restricted Stock is not effective at the time of issuance, a specific exemption from the registration requirements of the Securities Act that is confirmed in a favorable written opinion of counsel, in form and substance satisfactory to counsel for the Company, prior to any such sale or distribution, provided that the Company will not require opinions of counsel for transfers of shares of Restricted Stock made pursuant to Rule 144 if the Company is provided with any certificates or other evidence of compliance with Rule 144 reasonably required by it in connection with such transfer (including a copy of the relevant Form 144).

7. Legends. (a) Each certificate representing any unvested shares of Restricted Stock shall be endorsed with a legend in substantially the following form:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A CERTAIN RESTRICTED STOCK AWARD NOTICE, DATED AS OF [OPTION DATE], WHICH PROVIDES, AMONG OTHER THINGS, FOR CERTAIN RESTRICTIONS ON THE TRANSFER AND ENCUMBRANCE OF SUCH SHARES. A COPY OF SUCH NOTICE IS ON FILE AT THE PRINCIPAL OFFICES OF THE COMPANY

(b) In addition to the legend set forth in paragraph (a) and above, until registered under the Securities Act, each certificate representing shares of Restricted Stock shall be endorsed with a legend in substantially the following form:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE. SUCH SECURITIES MAY NOT BE SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED WITHOUT SUCH REGISTRATION, EXCEPT UPON DELIVERY TO THE COMPANY OF SUCH EVIDENCE AS MAYBE SATISFACTORY TO COUNSEL FOR THE COMPANY TO THE EFFECT THAT ANY SUCH TRANSFER SHALL NOT BE IN VIOLATION OF THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS OR ANY RULE OR REGULATION PROMULGATED THEREUNDER;

8. Miscellaneous.

(a) Construction. This award will be construed by and administered under the supervision of the Committee, and all determinations of the Committee will be final and binding on the Grantee.

(b) Dilution. Nothing in this award will restrict or limit in any way the right of the Board of Directors of the Company to issue or sell stock of the Company (or securities convertible into stock of the Company) on such terms and conditions as it deems to be in the best interests of the Company, including, without limitation, stock and securities issued or sold in connection with mergers and acquisitions, stock and securities issued or sold in connection with investments in the Company, stock issued or sold in connection with any stock option or similar plan, and stock issued or contributed to any qualified stock bonus or employee stock ownership plan.

(c) Dispute Resolution.  Any controversy or claim arising out of or relating to this award will be submitted to arbitration under the auspices of the American Arbitration Association in accordance with its Commercial Dispute Resolution Procedures and Rules and at its office in Wilmington, Delaware.  The award of the arbitrator will be final and binding upon the parties, and judgment may be entered with respect to such award in any court of competent jurisdiction. The award or decision rendered by the arbitrator will be final, binding and conclusive and judgment may be entered upon such award by any court of competent jurisdiction.

(d)  Forfeiture of Restricted Stock. The Restricted Stock is subject to forfeiture upon a determination by the Committee that the Executive has engaged in any of the conduct described in the first sentence of Section 13.5 of the Plan and that the Restricted Stock should be forfeited as a consequence.

INVENTIV HEALTH, INC.